Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 486 to the Registration Statement on Form N–1A of Fidelity Salem Street Trust: Fidelity Series Government Money Market Fund and Fidelity Corporate Bond Fund of our reports dated October 15, 2019; Fidelity Flex U.S. Bond Index Fund, Fidelity Investment Grade Bond Fund, and Fidelity Flex Short-Term Bond Fund of our reports dated October 17, 2019; Fidelity Short-Term Bond Fund and Fidelity U.S. Bond Index Fund of our reports dated October 16, 2019; Fidelity Series Bond Index Fund, Fidelity SAI Total Bond Fund, Fidelity Series Investment Grade Bond Fund, and Fidelity Series Short-Term Credit Fund of our reports dated October 18, 2019,  relating to the financial statements and financial highlights included in the August 31, 2019 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 22, 2019